LP-2 Amendment to Certificate of Limited Partnership (LP) To change information of record for your LP, fill out this form, and submit for filing along with: - A $30 filing fee. - A separate, non-refundable $15 service fee also must be included, if you drop off the completed form Items 3-7: Only fill out the information that is changing. Attach extra pages if you need more space or need to include any other matters. For questions about this form, go to www.sos.ca.gov/business/be/filing-tips.htm 1. LP’s File No. (issued b CA Secretary of State) 199502500015 2. LP’s Exact Name. (on file with CA Secretary of State) Invesco Van Kampen Exchange Fund, a California Limited Partnership New LP Name 3. Proposed New LP Name The new LP name must end with: “Limited Partnership,” “LP,” or “L.P.,” and may not contain “bank,” “insurance,” “trust,” “trustee,“incorporated,” “Inc.,” “corporation,” or “corp.” New LP Addresses 4. a. 101 California Street, Suite 1800 San Francisco CA 94111 Street Address of Designated Office in CA City (no abbreviations) State Zip b. 1555 Peachtree Street, N.E. Atlanta GA 30309 Mailing Address of LP, if different from 4a City (no abbreviations) State Zip New Agent/Address for Service of Process (The agent must be a CA resident or qualified 1505 corporation in CA) 5. a. Agent’s Name b. CA Agent’s Street Address (if agent is not a corporation) City (no abbreviations) State Zip General Partner Changes 6. a: New general partner: see attached Name Address City (no abbreviations) State Zip b. Address Change: see attached Name Address City (no abbreviations) State Zip c. Name change: Old name: New name: d. Name of dissociated general partner: see attached Dissolved LP (Either check box a or check box b and complete the information. Note: To terminate the LP, also file a Certificate of Cancellation (Form LP-4/7), available at www.sos.ca.gov/business/be/forms.htm.) 7. a. The LP is dissolved and wrapping up its affairs. b. The LP is dissolved and has no general partners. The following person has been appointed to wrap up the affairs of the LP. Name Address City (no abbreviations) State Zip Read and sign below: This form must be signed by (1) at least one general partner; (2) by each person listed in item 6a: and (3) by each person listed in item 6d if that person has not filed a Certificate of Dissocation (Form LP-101). If item 7b is checked, the person listed must sign. If a trust association, attorney-in-fact, or any other person not listed above is signing, go to the www.sos.ca.gov/business/be/filing-tips.htm for more information. If you need more space, attach extra pages that are 1-sided and on standard letter-sized paper (8 12” x 11”). All attachments are part of this amendment. Signing this document affirms under penalty of perjury that the stated facts are true. /s/ Wayne W. Whalen Wayne W. Whalen Sign here Print your name here Date see attached Sign here Print your name here Date Make check/money order payable to: Secretary of State By Mail Drop-off Upon filing, we will return one (1) undertified copy of your Secretary of State Secretary of State filed document for free, and will certify the copy upon Business Entities, P.O. Box 944225 1500 11th Street, 3rd Floor request and payment of a $5.00 certification fee Sacramento, CA 94244-2250 Sacramento, CA 95814

ADDENDUM TO
AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP
OF
INVESCO VAN KAMPEN EXCHANGE FUND,
A CALIFORNIA LIMITED PARTNERSHIP
Item 6(a) (continued):
Invesco Advisers, Inc.
1555 Peachtree Street, N.E.
Atlanta, Georgia 30309
Van Kampen Exchange Corp.
1555 Peachtree Street, N.E.
Atlanta, Georgia 30309
Item 6(b) (continued):
Jerry Choate
820 Via Lido Nord
Newport Beach, California 92663
Hugo Sonnenschein
1126 East 59th Street
Chicago, Illinois 60637
Item 6(d) (continued):
Van Kampen Funds, Inc.
Rod Dammeyer
Howard Kerr
Jack Nelson
Additional Item:
Pursuant to this Certificate of Amendment of the Certificate of Limited Partnership, the second sentence of the second paragraph of Article 5, Section 5.2, of the Limited Partnership Agreement is amended to read as follows:
     All distributions shall be made in cash.

SIGNATURE PAGE TO
AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP
OF
INVESCO VAN KAMPEN EXCHANGE FUND,
A CALIFORNIA LIMITED PARTNERSHIP
New General Partners:

Invesco Advisors, Inc.

/s/ Elisa Mitchell Signatory: Elisa Mitchell
Title: Assistant Secretary

Van Kampen Exchange Corp.

/s/ Elisa Mitchell Signatory: Elisa Mitchell
Title: Assistant Secretary
Dissociated General Partners:

Van Kampen Funds, Inc.

/s/ Elisa Mitchell Signatory: Elisa Mitchell Title: Assistant Secretary

/s/ Rod Dammeyer Rod Dammeyer

/s/ Howard Kerr Howard Kerr

/s/ Jack Nelson Jack Nelson
Date: April 23, 2013